    As filed with the Securities and Exchange Commission on November 4, 2005

                                                  Registration No. 333-_________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PRINCETON NATIONAL BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                   36-3210283
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                        identification no.)

                               606 S. Main Street
                            Princeton, Illinois 62356
          (Address of principal executive offices, including zip code)

                        PRINCETON NATIONAL BANCORP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

            TONY J. SORCIC                          WITH A COPY TO:
               PRESIDENT                        TIMOTHY E. KRAEPEL, ESQ.
   PRINCETON NATIONAL BANCORP, INC.         HOWARD & HOWARD ATTORNEYS, P.C.
         606 SOUTH MAIN STREET           THE PINEHURST OFFICE CENTER, SUITE 101
       PRINCETON, ILLINOIS 62356              39400 NORTH WOODWARD AVENUE
(Name and address of agent for service)     BLOOMFIELD HILLS, MI 48304-5151
                                                      (248) 645-1483
             (815) 875-4444
Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed         Proposed
                                                               Maximum          maximum
                                               Amount       offering price      aggregate        Amount of
                                               to be         per share       offering price    registration fee
Title of Securities to be Registered          registered     (1), (2)           (1), (2)
------------------------------------          ----------    -------------    --------------    ----------------
Common Stock, par value $5.00 per share         20,000        $33.4118          $668,235           $78.65
                                              ==========    =============    ==============    ================

------------
(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h).

(2) Plus, pursuant to Rule 416, an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Registrant's Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced Employee Stock Purchase Plan.

                               Page 1 of 14 Pages
                      The Exhibit Index Appears on Page 5

                              GENERAL INSTRUCTIONS

E.   REGISTRATION OF ADDITIONAL SECURITIES

     The contents of the registration statements on Form S-8 (File Nos. 33-86708, 33-98686, 333-62643 and 333-92434) filed by the registrant with the
Securities and Exchange Commission on December 1, 1994, October 26, 1995, September 1, 1998 and July 16, 2002, respectively, registering its Common Stock, par value $5.00 per share, issuable pursuant to the Princeton National Bancorp, Inc. Employee Stock Purchase Plan, are hereby incorporated by reference.

     All information required in this registration statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the registration statements of the registrant on Form S-8 (File Nos. 33-86708, 33-98686, 333-62643 and 333-92434), which are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit index filed as part of this registration statement on page 5 hereof.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of Illinois, on November 4, 2005.

                                   PRINCETON NATIONAL BANCORP, INC.
                                        (Registrant)

                                   By: /s/Tony J. Sorcic
                                       -------------------------------------
                                          Tony J. Sorcic
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                   Title                             Date
---------------------------------       ----------------------------------      ----------------

/s/Tony J. Sorcic                       President, Chief Executive Officer      November 4, 2005
---------------------------------       and Director
Tony J. Sorcic                          (Principal Executive Officer)

/s/Todd D. Fanning                      Vice President and Chief Financial      November 4, 2005
---------------------------------       Officer
Todd D. Fanning                         (Principal Accounting and
                                        Financial Officer)

**                                      Chairman of the Board                   November 4, 2005
---------------------------------       and Director
Craig O. Wesner

**                                      Director                                November 4, 2005
---------------------------------
Daryl Becker

**                                      Director                                November 4, 2005
---------------------------------
Gary C. Bruce

**                                      Director                                November 4, 2005
---------------------------------
Sharon L. Covert

**                                      Director                                November 4, 2005
---------------------------------
John R. Ernat

**                                      Director                                November 4, 2005
---------------------------------
Donald E. Grubb

**                                     Director                                November 4, 2005
---------------------------------
Mark Janko

**                                      Director                                November 4, 2005
---------------------------------
Willard O. Lee

**                                      Director                                November 4, 2005
---------------------------------
Thomas M. Longman

                                        Director                                November 4, 2005
---------------------------------
Ervin I. Pietsch

**                                      Director                                November 4, 2005
---------------------------------
Stephen W. Samet

**/s/Tony J. Sorcic
---------------------------------
Tony J. Sorcic, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT                                                                            SEQUENTIALLY
NUMBER                          DESCRIPTION                                        NUMBERED PAGE
-------            -----------------------------------------------------           -------------
4.1                Princeton National Bancorp, Inc. Amended and Restated
                   Employee Stock Purchase Plan.                                         6

5.1                Opinion of Howard & Howard Attorneys, P.C.                           12

23.1               Consent of KPMG LLP.                                                 13

23.2 Consent of Howard & Howard Attorneys, P.C. (contained in their opinion filed as Exhibit 5.1).

24                 Powers of Attorney.                                                  14